QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Selected Consolidated Financial Data" and to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8, No. 333-138541) pertaining to the Amended and Restated 2000 Equity Incentive Plan, the 2006 Equity Incentive Plan and the 2006 Director Option Plan of Acme Packet, Inc., and

  (2)
  Registration Statement (Form S-8, No. 333-151507) pertaining to the2006 Equity Incentive Plan and the 2006 Director Option Plan of Acme Packet, Inc.;

of our reports dated March 11, 2009, with respect to the consolidated financial statements of Acme Packet, Inc. and the effectiveness of internal control over financial reporting of Acme Packet, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

Boston, Massachusetts March 11, 2009	/s/ Ernst & Young LLP

QuickLinks

  Exhibit 23.1